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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                 October 1, 2004



                             TRACTOR SUPPLY COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                  000-23314              13-3139732
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(State or Other Jurisdiction of     (Commission          (I.R.S. Employer
 Incorporation or Organization)     File Number)        Identification No.)


 200 Powell Place, Brentwood, Tennessee                         37027
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's Telephone Number, Including Area Code:         (615) 366-4600
                                                       -------------------------




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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.         APPOINTMENT OF PRINCIPAL OFFICER

The following information is furnished pursuant to Item 5.02, "Appointment of Principal Officers."

Effective October 1, 2004, the Board of Directors of Tractor Supply Company appointed James F. Wright to the position of Chief Executive Officer. Mr. Wright previously served as the Company's President and Chief Operating Officer. Joseph
H. Scarlett, Jr., the Company's current Chairman of the Board and Chief Executive Officer, will continue to serve the Company on a full-time basis as Chairman of the Board.

Mr. Wright, 54, joined Tractor Supply Company in November 2000 as the President and Chief Operating Officer. For the past year, Mr. Wright has exercised responsibility for all Company functions except Finance. Prior to joining Tractor Supply Company, Mr. Wright served for three years as President and Chief Executive Officer at Tire Kingdom, the third largest independent tire and automotive services retailer in the U.S., operating 150 stores. Mr. Wright also previously held several senior-level positions with Western Auto Supply Co., where his responsibilities included stores, wholesale, merchandising, sales and operations.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      TRACTOR SUPPLY COMPANY



Date:    October 1, 2004              By: /s/ Calvin B. Massmann
     -----------------------             ---------------------------------------
                                          Calvin B. Massmann
                                          Senior Vice President-
                                          Chief Financial Officer and Treasurer
                                          (Duly Authorized Officer and
                                          Principal Financial Officer)


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